Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

Among

Aames Investment Corp.,

Accredited Home Lenders Holding Co.

and

AHL Acquisition, LLC

Dated as of May 24, 2006

Table of Contents

ARTICLE I

The Merger; Closing; Effective Time

1.1.	The Merger
1.2.	Closing
1.3.	Effective Time

ARTICLE II

Articles of Organization and Operating Agreement of the Surviving Company

2.1.	The Articles of Organization
2.2.	The Operating Agreement

ARTICLE III

Officers and Managers of the Surviving Company

3.1.	Managers
3.2.	Officers

ARTICLE IV

Effect of the Merger on Capital Stock; Exchange of Certificates

4.1.	Effect on Capital Stock
4.2.	Allocation of Merger Consideration; Election Procedures
4.3.	Appraisal Rights
4.4.	Adjustments
4.5.	Company Awards

ARTICLE V

Representations and Warranties

5.1.	Representations and Warranties of the Company
5.2.	Representations and Warranties of Acquiror and Merger Sub

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ARTICLE VI

Covenants

6.1.	Interim Operations
6.2.	Acquisition Proposals
6.3.	Information Supplied
6.4.	Stockholders Meetings
6.5.	Filings; Other Actions; Notification
6.6.	Taxation
6.7.	Access
6.8.	Affiliates
6.9.	Stock Exchange Listing
6.10.	Publicity
6.11.	Employee Benefits
6.12.	Election to Acquiror’s Board of Directors
6.13.	Expenses
6.14.	Indemnification; Directors’ and Officers’ Insurance
6.15.	Other Actions by the Company and Acquiror

ARTICLE VII

Conditions

7.1.	Conditions to Each Party’s Obligation to Effect the Merger
7.2.	Conditions to Obligations of Acquiror and Merger Sub
7.3.	Conditions to Obligation of the Company

ARTICLE VIII

Termination

8.1.	Termination by Mutual Consent
8.2.	Termination by Either Acquiror or the Company
8.3.	Termination by the Company
8.4.	Termination by Acquiror
8.5.	Effect of Termination and Abandonment

ARTICLE IX

Miscellaneous and General

9.1.	Survival
9.2.	Modification or Amendment
9.3.	Waiver of Conditions
9.4.	Counterparts

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9.5.	Governing Law; Waiver of Jury Trial; Specific Performance
9.6.	Notices
9.7.	Entire Agreement
9.8.	No Third-Party Beneficiaries
9.9.	Obligations of Acquiror and of the Company
9.10.	Definitions
9.11.	Severability
9.12.	Interpretation; Construction
9.13.	Assignment

Annex A Defined Terms

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of May 24, 2006, among Aames Investment Corp., a Maryland corporation (the “Company”), Accredited Home Lenders Holding Co., a Delaware corporation (“Acquiror”), and AHL Acquisition, LLC, a Maryland limited liability company and a wholly owned subsidiary of Acquiror (“Merger Sub”, the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Entities.”)

RECITALS

WHEREAS, the respective boards of directors of each of Acquiror, Merger Sub and the Company have approved the merger of the Company with and into Merger Sub (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have approved this Agreement;

WHEREAS, the Company, Acquiror and Merger Sub intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

WHEREAS, the Company, Acquiror and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

WHEREAS, concurrently with the execution of this Agreement and as a condition to the transactions contemplated by this Agreement the stockholders of the Company set forth on Schedule 1 of the Company Disclosure Schedule are entering into voting agreements in the form of Exhibit A attached hereto (the “Company Voting Agreement”); and

WHEREAS, concurrently with the execution of this Agreement and as a condition to the transactions contemplated by this Agreement James A. Konrath and Joseph J. Lydon are entering into voting agreements in the form of Exhibit B attached hereto (the “Acquiror Voting Agreement”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

1.1.          The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving company in the Merger (sometimes hereinafter referred to as the “Surviving Company”), and the separate limited liability company existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Maryland General Corporation Law, as amended (the “MGCL”).

1.2.          Closing. Unless otherwise mutually agreed in writing between the Company and Acquiror, the closing for the Merger (the “Closing”) shall take place (i) at the offices of DLA Piper Rudnick Gray Cary US LLP (“DLAPRGC”), 4365 Executive Drive, Suite 1100, San Diego, California, at 9:00 A.M. on the first business day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Pacific Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in California.

1.3.          Effective Time. As soon as practicable following the Closing, the Company and Acquiror will cause Articles of Merger (the “Maryland Articles of Merger”) to be executed, acknowledged and filed with the State Department of Assessments and Taxation of the State of Maryland as provided in Section 3-107 of the MGCL. The Merger shall become effective at the time when the Maryland Articles of Merger have been duly filed with the State Department of Assessments and Taxation of the State of Maryland or at such later time as may be agreed by the parties and specified in the Maryland Articles of Merger (the “Effective Time”).

ARTICLE II

Articles of Organization and Operating Agreement
of the Surviving Company

2.1.          The Articles of Organization. The articles of organization of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Company (the “Articles of Organization”), until duly amended as provided therein or by applicable law.

2.2.          The Operating Agreement. The operating agreement of the Merger Sub in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Company (the “Operating Agreement”), until thereafter amended as provided therein or by applicable law.

ARTICLE III

Officers and Managers
of the Surviving Company

3.1.          Managers. The parties hereto shall take all actions necessary so that the managers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the managers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Operating Agreement.

3.2.          Officers. The parties hereto shall take all actions necessary so that the officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Operating Agreement.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

4.1.          Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a)           Merger Consideration. Subject to the allocation and election procedures in Section 4.2, each share of Common Stock, par value $0.01 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Acquiror or Merger Sub and Shares owned by the Company, and in each case not held on behalf of third parties (each, an “Excluded Share” and collectively, “Excluded Shares”)) shall be converted into, and become exchangeable for (i) cash in an amount equal to the product of $51.94 and the Exchange Ratio (as defined below) carried out to four decimal places (the “Cash Consideration”) or (ii) a portion of a share of Common Stock, par value $0.001 per share, of Acquiror (the “Acquiror Common Stock”) equal to the Exchange Ratio (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”)

as determined in accordance with Section 4.2. At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c). The “Exchange Ratio” shall mean the product of (A) 0.1030 multiplied by (B) 1 minus a quotient, the numerator of which shall be the aggregate amount of any dividends or other distributions declared or paid by the Company pursuant to Section 6.1(b) and the denominator of which shall be the Aggregate Consideration (as defined below). The “Aggregate Consideration” shall mean the product of (A) $5.35 and (B) the aggregate number of outstanding Shares and Shares issuable in respect of outstanding Company Awards (as defined below) immediately prior to the Effective Time.

(b)           Cancellation of Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(c)           Merger Sub. At the Effective Time, the membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall remain unchanged and shall remain as the issued and outstanding membership interests of the Surviving Company.

4.2.          Allocation of Merger Consideration; Election Procedures. (a) Allocation. Notwithstanding anything in this Agreement to the contrary, the maximum number of Shares (the “Cash Election Number”) to be converted into the right to receive Cash Consideration in the Merger shall be equal to (i) that number of whole Shares determined by dividing the Cash Pool (as defined below) by the Cash Consideration less (ii) the number of Shares to be cancelled in accordance with Section 4.1(b). The number of Shares to be converted into the right to receive Stock Consideration in the Merger (the “Stock Election Number”) shall be equal to the number of Shares issued and outstanding immediately prior to the Effective Time of the Merger less the sum of (i) the Cash Election Number and (ii) the number of Shares to be cancelled in accordance with Section 4.1(b). “Cash Pool” shall mean (A) 32% of the Aggregate Consideration minus (B) the aggregate amount of dividends, if any, declared or paid by the Company after the date hereof and on or prior to the Closing Date.

(b)           Election Procedures.

(i)            As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with an exchange agent selected by Acquiror, with the Company’s prior approval, which shall not be unreasonably withheld or delayed (the “Exchange Agent”), for the benefit of the holders of Shares, certificates representing the shares of the

Acquiror Common Stock, cash in immediately available funds necessary for the Cash Consideration and any dividends or other distributions with respect to the Acquiror Common Stock to be issued or paid pursuant to Sections 4.1 and 4.2(c) in exchange for outstanding Shares upon due surrender of the Certificates pursuant to the provisions of this Article IV (such cash and certificates for shares of the Acquiror Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall invest the Exchange Fund as directed by Acquiror, provided such investments shall be in United States government securities with a maturity period of thirty (30) days or less or in certificates of deposit, treasury instruments or other securities customarily used in a transaction of this type issued by any United States bank with at least $1 billion in assets. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly returned to Acquiror.

(ii)           Subject to allocation and proration in accordance with the provisions of this Section 4.2(b), each record holder of Shares (other than Excluded Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled (A) to elect to receive in respect of each such Share (x) Cash Consideration (a “Cash Election”) or (y) Stock Consideration (a “Stock Election”) or (B) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for such Shares (a “Non-Election”). Shares in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Section 4.2(b) and Section 4.3 (collectively, “Non-Election Shares”) shall be deemed by Acquiror, in its sole and absolute discretion, subject to Sections 4.2(b)(v)-(vii), to be, in whole or in part, Shares in respect of which Cash Elections or Stock Elections have been made.

(iii)          Elections pursuant to Section 4.2(b)(ii) shall be made on a form and with such other provisions to be reasonably agreed upon by the Company and Acquiror (a “Form of Election”) to be provided by the Exchange Agent for that purpose to holders of record of Shares (other than holders of Excluded Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of Shares of the Prospectus/Proxy Statement (as defined in Section 6.3(a)). Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Acquiror as soon as practicable but in no event less than five trading days prior to the Closing Date) (the “Election Deadline”) and (y) accompanied by the Certificate(s) representing the Shares as to which the election is being made (or by an appropriate guarantee of delivery of such Certificate(s) by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, provided that such

Certificates are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery). The Company shall use its commercially reasonable efforts to make a Form of Election available to all Persons who become holders of record of Shares (other than Excluded Shares) between the date of mailing described in the first sentence of this Section 4.2(b)(iii) and the Election Deadline. Acquiror shall determine, in its reasonable discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. Neither Acquiror nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. A holder of Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

(iv)          An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing Shares that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph (b)(ii), such Shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any Shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Shares shall promptly be returned without charge to the Person submitting the same.

(v)           In the event that the aggregate number of Shares in respect of which Cash Elections have been made (collectively, the “Cash Election Shares”) exceeds the Cash Election Number, all shares in respect of which Stock Elections have been made (the “Stock Election Shares”) and all Non-Election Shares in respect of which Stock Elections are deemed to have been made (it being understood that in such case all Non-Election Shares shall be deemed to be Shares in respect of which Stock Elections have been made) shall be converted into the right to receive Stock Consideration, and all Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

(A)          Cash Election Shares shall be deemed converted to Stock Election Shares, on a pro-rata basis for each record holder of Shares with respect to those Shares, if any, of such record holder that are Cash Election Shares, so that the number of Cash Election Shares so converted, when added to the other Stock Election Shares, shall equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so converted shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests); and

(B)           any remaining Cash Election Shares shall be converted into the right to receive Cash Consideration.

(vi)          In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made (it being understood that in such case all Non-Election Shares shall be deemed to be Shares in respect of which Cash Elections have been made) shall be converted into the right to receive Cash Consideration, and all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

(A)          Stock Election Shares shall be deemed converted into Cash Election Shares, on a pro-rata basis for each record holder of Shares with respect to those Shares, if any, of such record holder that are Stock Election Shares, so that the number of Stock Election Shares so converted, when added to the other Cash Election Shares, shall equal as closely as practicable the Cash Election Number, and all such Shares so converted shall be converted into the right to receive the Cash Consideration; and

(B)           the remaining Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests).

(vii)         In the event that neither clause (v) nor clause (vi) of this Section 4.2(b) is applicable, Non-Election Shares shall be deemed Stock Election Shares such that the total Stock Election Shares equals the Stock Election Number and any remaining Non-Election Shares shall be deemed Cash Election Shares and (x) all Cash Election Shares and all Non-Election Shares in respect of which Cash Elections are deemed to have been made shall be converted into the right to receive Cash Consideration, and (y) all Stock Election Shares and all Non-Election Shares in respect of which Stock Elections are deemed to have been made shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests).

(viii)        The Exchange Agent, in consultation with Acquiror and the Company, shall make all computations to give effect to this Section 4.2(b).

(c)           Distributions with Respect to Unexchanged Shares; Voting. (i) All shares of the Acquiror Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Acquiror in respect of the Acquiror Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Acquiror Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate (or affidavits of loss in lieu thereof as provided in Section 4.2(g)) is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate (or affidavits of loss in lieu thereof as provided in Section 4.2(g)), there shall be issued and/or paid to the holder of the certificates representing whole shares of the Acquiror Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of the Acquiror Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of the Acquiror Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(ii)           Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Acquiror stockholders the number of whole shares of the Acquiror Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

(d)           Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(e)           Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of the Acquiror Common Stock will be issued and any holder of Shares entitled to receive a fractional share of the Acquiror Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in a share of the Acquiror Common Stock based on the average closing price of the Acquiror Common Stock for the five consecutive trading day period ending with and including the Closing Date.

(f)            Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any of the Acquiror Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to Acquiror. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to Acquiror for delivery of any certificates for shares of the Acquiror Common Stock of such stockholders and payment of any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(g)), in each case, without any interest thereon. Notwithstanding the foregoing, none of Acquiror, the Surviving Company, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)(i)) or other entity of any kind or nature.

(g)           Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Acquiror, the posting by such Person of a bond in customary and reasonable amount and upon such terms as may reasonably be required by Acquiror as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of the Acquiror Common Stock and any cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.

(h)           Withholding Rights. Each of Acquiror and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax (as defined in Section 5.1(o)) law. To the extent that amounts are so withheld by the Surviving Company or Acquiror, as the case may be, such withheld amounts (i) shall be remitted by Acquiror or the Surviving Company, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Company or Acquiror, as the case may be.

4.3.          Appraisal Rights. In accordance with Section 3-202(c)(1) of the MGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

4.4.          Adjustments. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares or the issued and outstanding shares of the Acquiror Common Stock or securities convertible or exchangeable into or exercisable for shares of the Acquiror Common Stock, shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, redenomination, merger (but only a merger involving the Company and not Acquiror), issuer tender or exchange offer, or other similar transaction then the Merger Consideration shall be equitably adjusted and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

4.5.          Company Awards. (a)  At the Effective Time, each right of any kind, contingent or accrued, to acquire or receive Shares or benefits measured by the value of Shares, and each award of any kind consisting of Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Stock Plan (as defined in Section 5.1(b)(i)) and any other Company Benefits Plans (as defined in Section 5.1(h)(i)), (the “Company Awards”), shall be deemed to be converted into the right to the Merger Consideration and each Share with respect thereto shall thereupon be treated as a Non-Election Share. Except as specifically provided above, following the

Effective Time, each such right shall otherwise be subject to the same terms and conditions as were applicable to the rights under the Stock Plan or other Company Benefit Plan immediately prior to the Effective Time.

(b)           Registration. If registration of any interests in the Stock Plan or other Company Benefit Plans or the shares of the Acquiror Common Stock issuable thereunder is required under the Securities Act of 1933, as amended (the “Securities Act”), Acquiror shall file with the Securities and Exchange Commission (the “SEC”) within 15 business days after the Effective Time a registration statement on Form S-8 with respect to such interests or the Acquiror Common Stock, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as the relevant Stock Plan or other Company Benefit Plans, as applicable, remain in effect and such registration of interests therein or the shares of the Acquiror Common Stock issuable thereunder continues to be required. As soon as practicable after the registration of such interests or shares, as applicable, Acquiror shall deliver to the holders of Company Awards appropriate notices setting forth such holders’ rights pursuant to the Stock Plan and agreements evidencing the grants of such Company Awards, and stating that such Company Awards and agreements have been assumed by Acquiror and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.5 after giving effect to the Merger and the terms of the Stock Plan).

(c)           Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 4.5(a).

ARTICLE V

Representations and Warranties

5.1.          Representations and Warranties of the Company. Except as set forth in the Company Reports (other than any exhibits thereto and other than any Current Reports on Form 8-K) or in the corresponding sections or subsections of the disclosure schedule delivered to Acquiror by the Company prior to entering into this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item (i) in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure and (ii) in the Company Reports shall be deemed to be adequate disclosure with respect to a representation or warranty only if it is reasonably apparent on the face of such disclosure that it relates to such representation or warranty), the Company hereby represents and warrants to Acquiror and Merger Sub that:

(a)           Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws (as defined in Section 5.1(k)) of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, licensing or admission, except where the failure to be so organized, qualified, licensed or admitted or in such good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Acquiror complete and correct copies of the Company’s Charter and Bylaws, each as amended to the date hereof, and each as so delivered is in full force and effect. As used in this Agreement, the term (i) ”Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries and (ii) “Company Material Adverse Effect” means any state of facts, change development, event, effect, condition or occurrence (including any breach of a representation or warranty contained herein by the Company) that, individually or in the aggregate, is material and adverse to the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries taken as a whole or to the ability of the Company to perform timely its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement on a timely basis; provided, however, that none of the following, in and of itself or themselves, shall constitute a Company Material Adverse Effect:

(A)          changes in the economy or financial markets generally in the United States or that are the result of acts of war or terrorism;
(B)           changes that are the result of factors generally affecting the industry in which the Company and its Subsidiaries operate;
(C)           any loss of, or adverse change in, the relationship of the Company with its customers, employees or suppliers proximately caused by the pendency or the announcement of the transactions contemplated by this Agreement; provided that the Company shall bear the burden of demonstrating the cause of such loss or change;
(D)          changes in United States generally accepted accounting principles or in any statute, rule or regulation after the date hereof;
(E)           any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect; and

(F)           a decline in the price of the Company Common Stock on the NYSE; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect;

provided, further, that, with respect to clauses (A), (B), and (D), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating only to) the Company and its Subsidiaries or (ii) significantly disproportionately adversely affect the Company and its Subsidiaries compared to other companies of similar size operating in the principal industry in which the Company and its Subsidiaries operate.

(b)           Capital Structure. (i)  The authorized capital stock of the Company consists of 500,000,000 Shares, of which 61,938,689 Shares were outstanding and 1,371,325 Shares were issuable in respect of outstanding Company Awards as of the close of business on May 22, 2006 and 160,000,000, shares of preferred stock, par value $0.01 per share, of which no shares are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares reserved for issuance, except that, as of May 22, 2006, there were 550,643 Shares reserved for issuance pursuant to the Company’s 2004 Equity Incentive Plan (the “Stock Plan”). Section 5.1(b)(i) of the Company Disclosure Schedule sets forth as of the date hereof and with respect to each holder of Company Awards under the Stock Plan the type(s) of Company Award held by such holder, the total number of vested Shares subject to such holder’s Company Awards and the number of unvested Shares subject to such holder’s Company Awards. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (a ”Lien”). Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. As used in this Agreement, “Significant Subsidiary” is as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon any issuance of any Shares in accordance with the terms of the Stock Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Assuming the continued listing of the Shares on a national securities exchange or the Nasdaq NMS or Nasdaq Small Cap Market, no holder of Shares has any right to dissent to the Merger under the applicable provisions of the MGCL.

(ii)           Section 5.1(b)(ii) of the Company Disclosure Schedule sets forth (x) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary and (y) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 5% of the outstanding capital stock of such company. The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Acquiror under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”). To the Company’s Knowledge, there are no agreements among other parties, to which neither the Company nor its Subsidiaries is a party and by which neither the Company nor its Subsidiaries are bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company or its Subsidiaries. There are no outstanding commitments, understandings, arrangements or contractual obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company common stock or Company preferred stock or capital stock of its Subsidiaries or to provide funds to, or make any investment (in the form of a loan, except in accordance with the ordinary and usual course of business of each of the Company and its Subsidiaries, capital contribution or otherwise) in, any other Person.

(c)           Corporate Authority; Approval and Fairness. (i)  The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement subject only to approval of the Merger by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”), and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii)           The board of directors of the Company has (A)  determined that the Merger is in the best interests of the Company and its stockholders, approved and declared advisable the Merger and the other transactions contemplated hereby and resolved to recommend approval of the Merger to the holders of Shares (the “Company

Recommendation”), (B) directed that the Merger be submitted to the holders of Shares for their approval and (C) received the opinion of its financial advisor, Credit Suisse Securities (USA) LLC, to the effect that the Merger Consideration is fair, as of the date of such opinion, to such holders (other than Acquiror and its Subsidiaries). It is agreed and understood that such opinion is for the benefit of the Company’s board of directors and may not be relied on by Acquiror or Merger Sub. The board of directors of the Company has taken all action so that Acquiror will not be an “interested stockholder” or prohibited from entering into or consummating a “business combination” with the Company (in each case as such term is used in Section 3-602 of the MGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.

(d)           Governmental Filings; No Violations; Certain Contracts, Etc. (i)  Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Exchange Act and the Securities Act, (C) required to be made with the NYSE, (D) state securities, takeover and “blue sky” laws and (E) required by applicable state Governmental Entities with regulatory authority over mortgage banking or settlement services, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each a “Governmental Entity”), in connection with the execution and delivery of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(ii)           The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Charter or Bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”) binding upon the Company or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 5.1(d)(i), under any Law to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract binding on the Company or any of its Subsidiaries, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

(e)           Company Reports; Financial Statements. (i) The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2004 (the “Applicable Date”) (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished, complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports.  As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment) the Company Reports did not, and any Company Reports filed or furnished with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)           The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its “Affiliates” (as defined in Rule 405 promulgated under the Securities Act) has made, arranged or modified (in any material way) any extension of credit in the form of a personal loan to any executive officer or director of the Company.

(iii)          The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the board of directors or the board of directors pursuant to the rules in adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

(iv)          Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or in the case of Company Reports filed after the date hereof, will fairly present in all material respects the results of operations, retained earnings (loss) and changes in financial position, as the case may be, such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.

(f)            Absence of Certain Changes. Since December 31, 2005 and through the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been:

(i)            any change in the financial condition, properties, assets, liabilities, business or results of their operations or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2005) of which the Company has Knowledge which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect;

(ii)           any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; or

(iii)          any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or to any wholly owned Subsidiary of the Company) or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries.

As used in this Agreement, the term “Knowledge” (or any similar formulation of “knowledge”) with respect to any Person shall mean the actual knowledge of those facts that are actually known by any of the executive officers of such Person, after reasonable inquiry with respect to the matters covered in this Agreement.

(g)           Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity which is, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(h)           Employee Benefits.

(i)            All material benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the “Employees”) and current or former directors of the Company, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, Company stock based, incentive and bonus plans (the “Company Benefit Plans”) other than Company Benefit Plans maintained outside of the United States (such plans hereinafter referred to as “Company Non-U.S. Benefit Plans”) are listed on Schedule 5.1(h)(i) of the Company Disclosure Schedule. True and complete copies of all Company Benefit Plans listed on Schedule 5.1(h)(i) of the Company Disclosure Schedule have been made available to Acquiror.

(ii)           All Company Benefit Plans, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) and Company Non-U.S. Benefit Plans (collectively, “Company U.S. Benefit Plans”) are in compliance with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and other applicable laws, except such failures to comply as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Each Company U.S. Benefit Plan which is subject to ERISA (a “Company ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Company Pension Plan”) intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the “IRS”), and no circumstances exist that are likely to result in the loss of the qualification of such Plan under Section 401(a) of the Code, which could not be remedied in a manner that would not result in a material liability. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, except for such taxes or penalties as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA or any liability under Section 4071 of ERISA, except for such taxes or penalties as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(iii)          No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Company ERISA Affiliate). No notice of a “reportable event”, within the meaning of Section 4043 of ERISA for which the reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation (“PBGC”) Reg. Section 4043.33 or 4043.66, has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No notices have been required to be sent to participants and beneficiaries or the PBGC under Section 302 or 4011 of ERISA or Section 412 of the Code (including Section 412(m)).

(iv)          All contributions required to be made under each Company Benefit Plan, as of the date hereof, have been timely made and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Company Pension Plan nor any single-employer plan of a Company ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no Company ERISA Affiliate has an outstanding funding waiver. Neither any Pension Plan nor any single-employer plan of a Company ERISA Affiliate has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(v)           As of the date hereof, there is no pending or, to the Knowledge of the Company threatened, litigation relating to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Company ERISA Plan or collective bargaining agreement. The Company or its Subsidiaries may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(vi)          None of the execution of this Agreement, the stockholder approval of the Merger or the consummation of the transactions contemplated hereby will (w) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in  any other material obligation pursuant to, any of the Company Benefit Plans, (y) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Acquiror to merge, amend or terminate any of the Company Benefit Plans or (z) result in payments under any of the Company Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

(vii)         All Company Non-U.S. Benefit Plans comply in all material respects with applicable local law. All Company Non-U.S. Benefit Plans are listed on Schedule 5.1(h)(vii) of the Company Disclosure Schedule. The Company and its Subsidiaries have no material unfunded liabilities with respect to any such Company Non-U.S. Benefit Plan.

(viii)        To the Knowledge of the Company, each Company Benefit Plan that is a non-qualified deferred compensation plan subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 since January 1, 2005.

(i)            Employment Matters. Except in each case as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) the Company and its Subsidiaries have withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) the Company and its Subsidiaries are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iv) the Company and its Subsidiaries are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice); and (v) neither the Company nor any of its Subsidiaries has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer. There are no pending or, to the Knowledge of the Company, threatened civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings against the Company and its Subsidiaries by or before (or, in the case of any threatened matter, that could be brought before) any court, governmental agency, administrative agency, board, commission or arbitrator brought by or on behalf of any prospective, current or former Employees of the Company or its Subsidiaries.

(j)            Labor. No work stoppage or labor strike against the Company or its Subsidiaries is pending or, to the Knowledge of the Company, threatened. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees and neither the Company nor any of its Subsidiaries is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. There are no pending or, to the Knowledge of the Company, threatened actions, suits, claims, hearings, arbitrations, investigations or other proceedings against the Company and its Subsidiaries by or before (or, in the case of any threatened matter, that could be brought before) any court, governmental agency, administrative agency, board, commission or arbitrator with respect to any unfair labor practices within the meaning of the National Labor Relations Act and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be likely to result in any such actions, suits, claims, hearings, arbitrations, investigations or proceedings. Except in each case as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

(k)           Compliance with Laws. The businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Except with respect to regulatory matters covered by Section 6.5, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries each has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(l)            Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each a “Takeover Statute”) or any anti-takeover provision in the Company’s Charter or Bylaws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement

(m)          Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, the Company and its Subsidiaries are in substantial compliance with all applicable Environmental Laws; are not the subject of any pending written notice from any Governmental Entity alleging the violation of any applicable Environmental Laws; are not currently subject to any court order, administrative order or decree arising under any Environmental Law; have not used any of their properties for the disposal of Hazardous Substances; and have not had any emissions or discharges of Hazardous Substances except as permitted under applicable Environmental Laws.

As used in this Agreement, the term “Environmental Law” means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction from any Governmental Entity (A) relating to the protection of the environment, (including air, water, soil and natural resources) or (B) the use, storage, handling, release or disposal of Hazardous Substances, in each case as presently in effect.

As used in this Agreement, the term “Hazardous Substance” means any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum and any derivative or by-products thereof.

(n)           Tax Matters. As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action, nor does the Company have any Knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(o)           Taxes. For purposes of this Agreement, “Taxes” (including, with correlative meaning, the word “Tax”) shall include any and all federal, state, county, local, foreign or other taxes, charges, duties, levies or other assessments imposed by any Tax authority, including all net income, alternative minimum, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, business and occupation, disability, employment, payroll, production, value added, license, estimated, stamp, mortgage or recording, custom duties, severance, withholding or other taxes, fees, or assessments, together with any interest and penalties on or additions to any such Taxes. “Tax Returns” (including, with correlative meaning, “Tax Return”) shall mean federal, state, local and foreign returns (including elections, declarations, disclosures, schedules, estimates, and information returns), required to be filed with any Tax authority relating to Taxes. In addition, notwithstanding anything to the contrary herein:

(i)            The Company and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed or granted and have not expired, and all such Tax Returns are complete and accurate in all material respects;

(ii)           The Company and each of its Subsidiaries have timely paid all Taxes shown as due on the Tax Returns referred to in Section 5.1(o) except with respect to matters contested in good faith;

(iii)          The Company and each of its Subsidiaries have withheld and timely paid to the applicable Tax authority or Governmental Entity with respect to their employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contributions Act (FICA), Taxes pursuant to the Federal Unemployment Tax Act (FUTA) and other Taxes required to be withheld except with respect to matters contested in good faith;

(iv)          Neither the Company nor any of its Subsidiaries have any material liability for any unpaid Taxes as of the date of the most recent Company Reports which has not been accrued for or reserved in the financial statements included in such Company Reports;

(v)           No requests for waivers of the time to assess any Taxes against the Company or any of its Subsidiaries have been granted or are pending;

(vi)          No audits or other proceedings by any Governmental Entity or Tax authority are presently pending or threatened with regard to any Taxes or Tax Returns of the Company or its Subsidiaries;

(vii)         The Company has made available to Acquiror complete and accurate copies of all material Tax Returns filed by or on behalf of the Company or its Subsidiaries for all years for which the applicable statute of limitations has not expired, and any amendments thereto;

(viii)        There are no Liens for Taxes upon the assets of the Company or its Subsidiaries, other than Liens for current Taxes not yet due and payable;

(ix)           Neither the Company nor any of its Subsidiaries is or has been a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(x)            The Company has elected to be taxed as a “real estate investment trust” (a “REIT”) under the Code for each taxable year of its existence, and for each taxable period during which the Company has been taxed as a REIT under the Code:  (A) the Company was in compliance with each of the requirements to qualify as a REIT under the Code; (B) the Internal Revenue Service did not at any time revoke the REIT status of the Company; (C) the Company did not terminate its election to be taxed as REIT; (D) the Company has incurred no liability for taxes under Section 857(b), 860(c), or 4981, including any tax arising from a prohibited transaction described in Section 857(b)(6); (E) the Company neither owns nor is deemed to own any interest in a taxable mortgage pool under Section 7701(i) of the Code; (F) the Company meets the requirements described in Section 368(a)(2)(F)(ii) of the Code; and (G) the Company has properly reported all “excess inclusion” income as defined in the Code to its stockholders incurred as a result of the Company’s actual or deemed interest in any taxable mortgage pool or any real estate mortgage investment conduit (REMIC), and paid any Taxes imposed on the Company in respect of such income; and

(xi)           Neither the Company nor any Subsidiary has engaged in any transaction:  (A) that is the same as, or substantially similar to, a transaction which is a “reportable transaction” or “listed transaction” as defined in Section 6011 of the Code and the applicable U.S. Treasury Regulations, or (B) of which it has made disclosure to any Tax authority for the purpose of avoiding the imposition of any penalties or additions to Tax.

(p)           Intellectual Property. (i)  The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by the Company and its Subsidiaries, and to the Company’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.

(ii)           Neither the Company nor any of its Subsidiaries have granted any licenses or other rights to third parties to use, practice or otherwise exploit any of their Intellectual Property other than non-exclusive licenses granted by the Company or its

Subsidiaries in the ordinary course of business pursuant to standard terms which have been previously made available to Acquiror.

(iii)          To the Knowledge of the Company, no product or service of the Company or its Subsidiaries infringes on the rights of or constitutes misappropriation of any Intellectual Property of any third person or entity. To the Company’s Knowledge, no third party is infringing or misappropriating any Intellectual Property of the Company or its Subsidiaries.

(iv)          The Company and its Subsidiaries have taken appropriate measures consistent with industry standards to protect and maintain the confidential nature of the personal information provided to the Company and its Subsidiaries and no third party has, to the Company’s Knowledge, gained unauthorized access to such personal information.

(v)           The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company in connection with its business. To the Company’s Knowledge, no person has gained unauthorized access to the IT Assets. The Company has implemented reasonable backup and disaster recover technology consistent with industry practices.

(vi)          For purposes of this Agreement, the following terms have the following meanings:

“Intellectual Property” means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefore, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists and all other information that derives independent economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefore, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

(q)           Company Real Property.

(i)            As of the date hereof, the Company does not own any real property other than property acquired upon foreclosure or similar proceedings in the ordinary course of business.

(ii)           The Company holds a valid tenant leasehold interest under a lease or sublease for those properties that it occupies.

(iii)          The Company has made available to Acquiror a complete, correct and current copy of the leases relating to each parcel of real property (collectively, the “Company Real Property”) identified as leased to it or any of its Subsidiaries (the “Company Leases”), including any written modifications and supplements entered into prior to the date hereof. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect:  (A) the Company or its applicable Subsidiary and, to the Knowledge of the Company, all other parties to the Company Leases have duly and timely performed their obligations and are not in default under the Company Leases; (B) neither the Company nor any of its Subsidiaries has given or received any notice of a default under any of the Company Leases; and (C) no event has occurred or condition exists that, with the giving of notice, the passage of time, or both, would constitute a default by the Company or its Subsidiaries or, to the Knowledge of the Company, any other party under any of the Company Leases. As of the date hereof, the Company has not received any written notice of cancellation or termination of any Company Lease.

(iv)          The use of the Company Real Property by the Company and its Subsidiaries in their business as presently and ordinarily conducted conforms with applicable zoning laws, regulations and permits, except where the failure to conform would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Except as set forth in the Company Leases, neither the Company nor any of its Subsidiaries is obligated under or bound by any agreement, option, right of first refusal, purchase contract or other contractual right to sell or lease or dispose of any Company Real Property or any portions thereof to any third party.

(r)            Insurance. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, all insurance policies which are owned by the Company and its Subsidiaries and which name the Company or a Subsidiary as an insured, including self-insurance programs and those which pertain to the assets, directors, officers, employees or operations of the Company or its Subsidiaries are in full force and effect and neither the Company nor its Subsidiaries is in default thereunder. As of the date hereof, neither the Company nor any of its Subsidiaries has received notice of cancellation of any such insurance policies.

(s)           Affiliate Transactions. There are no contracts, commitments, agreements, arrangements or other transactions between the Company or its Subsidiaries, on the one hand, and any (i) present officer or director of the Company or any of their immediate family members (including their spouses) or (ii) affiliate of any such officer, director, family member or beneficial owner, on the other hand, in each case that would be required to be disclosed under Item 404 of Regulation S-K.

(t)            Representations Regarding Mortgage Banking Business. To the extent that any matter is subject to a representation and warranty under this Section 5.1(t), that is the sole and exclusive representation and warranty made by the Company with respect to such matter in this Agreement and applies to the exclusion of any other representation and warranty to the extent that other representation and warranty could be construed to address the same matter.

(i)            Definitions. For purposes of this Section 5.1(t), the following terms shall have the following meanings:

“Agency” means HUD or the applicable State Agency.

“Applicable Requirements” means and includes, as of the time of reference, with respect to the origination, servicing, insuring, purchase, sale or filing of claims in connection with Residential Mortgage Loans all of the following: (A) all contractual obligations of the Company and its Subsidiaries or any Originator including any contained in a Mortgage Loan Document or in an Investor Agreement, (B) applicable Laws binding upon the Company or any of its Subsidiaries or any Originator and (C) all other applicable requirements, handbooks, manuals and guidelines of the Company and its Subsidiaries and of each Governmental Entity having jurisdiction, including those of any Investor or Insurer that insured or purchased the Residential Mortgage Loan.

“Foreclosure” means the process culminating in the acquisition of title to a Mortgaged Property in a foreclosure sale or by a deed in lieu of foreclosure or pursuant to any other comparable procedure allowed under Applicable Requirements.

“HUD” means the United States Department of Housing and Urban Development.

“Insurer” means a Person who insures or guarantees all or any portion of the risk of loss on any Residential Mortgage Loan, including any provider of PMI, standard hazard insurance, flood insurance, earthquake insurance or title insurance, with respect to any Residential Mortgage Loan or related Mortgaged Property.

“Investor” means any Person who owns or holds Mortgage Loans, or servicing rights related thereto, sold by the Company or any Subsidiary.

“Investor Agreement” means an agreement pursuant to which an Investor purchased Mortgage Loans.

“Mortgage” means a mortgage, deed of trust or other security instrument that creates a lien on real property.

“Mortgage Loan” means any Residential Mortgage Loan, other than a Warehouse Loan, that was originated or purchased and subsequently sold by the Company or any of its Subsidiaries, as applicable, and that has not been repaid or refinanced.

“Mortgage Loan Documents” means the documents relating to Residential Mortgage Loans required by Applicable Requirements to originate and service the Residential Mortgage Loans, whether on hard copy, microfiche or its equivalent or in electronic format and, to the extent required by Applicable Requirements, credit and closing packages and disclosures.

“Mortgage Note” means, with respect to a Residential Mortgage Loan, a promissory note or notes, or other evidence of indebtedness, with respect to such Residential Mortgage Loan secured by a Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

“Mortgaged Property” means the real property that secures a Mortgage Note and that is subject to a Mortgage.

“Mortgagor” means the obligor(s) on a Mortgage Note or owners of a Mortgage Property.

“Originator” means, with respect to any Residential Mortgage Loan, each entity or individual that (i) took the relevant Mortgagor’s loan application, (ii) processed the relevant Mortgagor’s loan application or (iii) closed and/or funded such Residential Mortgage Loan.

“PMI” means the default insurance provided by private mortgage insurance companies.

“Prior Servicer” means any party that was a servicer or subservicer of any Residential Mortgage Loan before the Company or any Subsidiary or the current Servicer, as applicable, became the servicer or subservicer of the Residential Mortgage Loan.

“Residential Mortgage Loan” means a loan evidenced by a Mortgage Note with respect to which the Mortgaged Property is Residential Property.

“Residential Property” means any Mortgaged Property, securing a Residential Mortgage Loan, consisting of a single parcel of real property with a detached single-family residence thereon, or a two- to four-family dwelling, a townhouse, or an individual condominium unit in a condominium, a cooperative unit, or an individual unit in a planned unit development.

“State Agency” means any state agency or other entity with authority to regulate the activities of the Company or any of its Subsidiaries relating to the origination or servicing of Residential Mortgage Loans or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, servicing, master servicing or certificate administration performed by the Company or any of its Subsidiaries.

“Warehouse Loan” means a Residential Mortgage Loan secured by a Mortgage, that, as of the Effective Time, is owned by the Company.

(ii)           Lender and Servicer Qualifications.

(A)          To the Knowledge of the Company, the Company and each appropriate Subsidiary have during the last three (3) years held and currently hold all material Licenses necessary to conduct its respective current mortgage banking business, except for such Licenses as relate to the maintenance of a branch office.
(B)           The Company and its Subsidiaries have been and are in compliance with all Applicable Requirements applicable to it, its assets and its conduct of business, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company and its Subsidiaries have timely filed, or will have timely filed by the Closing Date, all material reports required to be filed by any Investor, Governmental Entity or Insurer or by any Applicable Requirements. To the Knowledge of the Company or any Subsidiary, neither the Company nor its Subsidiaries have done or caused to be done, or have failed to do or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (1) any private mortgage insurance or commitment of any private mortgage Insurer to insure, (2) any title insurance policy, (3) any hazard insurance policy, (4) any flood insurance policy, (5) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by private mortgage insurers, or (6) any surety or guaranty agreement, except for such invalidations or impairments as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No Agency, Investor or private mortgage Insurer has (x) claimed that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to the Mortgage Loans sold by the Company or any Subsidiary to an Investor or Agency, or with respect to any sale of mortgage servicing rights to an Investor or (y) imposed restrictions on the activities (including commitment authority) of the Company or any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No Agency or Investor has indicated to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any such Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Subsidiary’s compliance with Laws.
(C)           As of the date hereof, the Company does not have Knowledge of any reason why (1) all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis or (2) any condition to the consummation of the Merger and the other transactions contemplated by this Agreement as set forth in Article VII should not be satisfied on a timely basis.

(iii)          Warehouse Loans and Mortgage Loans.

(A)          Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, each Warehouse Loan (1) is eligible, for sale to, and insurance by, or pooling to collateralize securities issued or guaranteed by, the applicable Investor, Agency or Insurer; (2) is evidenced by a Mortgage Note with such terms as are customary in the business; (3) is duly secured by a mortgage with such terms as are customary in the business and which grants the holder thereof either a first lien on the subject property (including any improvements thereon) with respect to Warehouse Loans originated as first mortgages, and with respect to Warehouse Loans originated as second mortgages, a second priority lien on the subject property, and which constitutes a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) and is in full force and effect and is insured by a title policy issued by a company acceptable to the applicable Agency or Investor to the extent required by the applicable Agency or Investor; (4) is accompanied by a hazard insurance policy covering improvements on the Mortgaged Property subject to such Mortgage, with a loss payee clause in favor of the Company or one of its Subsidiaries or the assignee of the Company or one its Subsidiaries, which insurance policy or policies covers such risks as are customarily insured against in accordance with industry practice and in accordance with Investor or Agency requirements, and which includes flood insurance and/or special hazard insurance where either is required by an Investor or Agency or requested by the Mortgagor; and (5) is covered by a policy of private mortgage insurance, if required by the terms of any Contract or any applicable Law. The Company and its Subsidiaries have complied with all of their obligations under the insurance policies described in this clause (iii) and the Company and its Subsidiaries have complied with all applicable provisions of any such insurance or guaranty contract or policy and applicable Law, the insurance or guaranty is in full force and effect with respect to each such Warehouse Loan, and there is no default that would result in the revocation of any such insurance or guaranty, in each case except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(B)           Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, as of the date the Company or any Subsidiary of the Company sold each Mortgage Loan, the Mortgage Loan (1) was eligible for sale to, and insurance by, or pooling to collateralize securities issued or guaranteed by, the applicable Investor, Agency or Insurer; (2) was evidenced by a Mortgage Note with such terms as were customary in the business; (3) was duly secured by a mortgage with such terms as were customary in the business and which granted the holder thereof either a first lien on the subject property (including any improvements thereon) with respect to Mortgage Loans originated as first mortgages, and with respect to Mortgage Loans originated as second mortgages, a second priority lien on the subject, and which constituted a security interest that had been duly perfected and maintained (or was in the process of perfection in due course) and was in full force and effect and was insured by a title policy issued by a company acceptable to the applicable Agency or Investor to the extent required by the applicable Agency or Investor; (4) accompanied by a hazard insurance policy covering improvements on the Mortgaged Property subject to such Mortgage, with a loss payee clause in favor of the Company or one of its Subsidiaries or the assignee of the Company one its Subsidiaries, which insurance policy or policies covered such risks as were customarily insured against in accordance with industry practice and in accordance with Investor or Agency requirements, and which included flood insurance and/or special hazard insurance where either was required by an Investor or Agency or requested by the Mortgagor; and (5) covered by a policy of private mortgage insurance, if required by the terms of any Contract or any applicable Law. As of the date the Company sold each Mortgage Loan, the Company and its Subsidiaries had complied with all of their obligations under the insurance policies described in this clause (iii) and the Company and its Subsidiaries had complied with all applicable provisions of any such insurance or guaranty contract or policy and applicable Law, the insurance or guaranty was in full force and effect with respect to each such Mortgage Loan, and there was no default that would result in the revocation of any such insurance or guaranty, in each case except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(C)           Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, to the Knowledge of the Company, all Warehouse Loans are genuine, valid and legally binding obligations of the Mortgagor thereunder, have been duly executed by a Mortgagor of legal capacity, are enforceable in accordance with their respective terms, and are not subject to any right of rescission, set off, counterclaim or defense, subject to (i) the Bankruptcy and Equity Exception, (2) applicable Laws requiring creditors to proceed against the collateral before pursuing the borrower and (3) applicable Laws on deficiencies. Set forth in Section 5.1(t)(C)(iii) of the Company Disclosure Schedule is the number of loans that have been modified, extended or deferred by the Company or its Subsidiaries in the 12 months preceding the date hereof that resulted in any such loan that was previously reflected as delinquent being classified as current for servicing reporting purposes.
(D)          Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, as of the date the Company sold each Mortgage Loan, the Mortgage Loan was a genuine, valid and legally binding obligation of the Mortgagor thereunder, had been duly executed by a Mortgagor of legal capacity, was enforceable in accordance with its respective terms, and was not subject to any right of rescission, set off, counterclaim or defense, subject to (1) the Bankruptcy and Equity Exception, (2) applicable Laws requiring creditors to proceed against the collateral before pursuing the borrower and (3) applicable Laws on deficiencies.

(E)           All Warehouse Loans owned by the Company or its Subsidiaries are owned free and clear of any Lien other than Liens in favor of the Company’s or such Subsidiary’s lender banks pursuant to financing arrangements. Neither the Company nor any of its Subsidiaries has, with respect to any such Warehouse Loan, released any security therefor, except upon receipt of Investor or Agency approval, or accepted prepayment of any such Warehouse Loan which has not been promptly applied to such Warehouse Loan in accordance with the terms thereof. To the Knowledge of the Company, there exists no physical damage to any Mortgaged Property securing any Warehouse Loan, which physical damage is not insured against in compliance with the Applicable Requirements or would cause any Warehouse Loan to become delinquent or adversely affect the value or marketability of any Warehouse Loan, except as would not individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(F)           The Company has provided Acquiror with a true and accurate copy of the internal policies and procedures of the Company and each of its Subsidiaries with respect to the origination, insuring, purchase, sale, servicing or filing of claims in connection with Residential Mortgage Loans.

(iv)          No Recourse. Neither the Company nor any of its Subsidiaries is a party to (A) any Contract with (or otherwise obligated to) any Person, including an Investor, Agency or Insurer, to repurchase from any such Person any Warehouse Loan, Mortgaged Property or previously disposed Mortgage Loans; or (B) any Contract to reimburse, indemnify or hold harmless any Person or otherwise assume any Liability with respect to any loss suffered or incurred as a result of any default under or the Foreclosure or sale of any such Warehouse Loan, Mortgaged Property, or previously disposed Mortgage Loans, except in either case where such recourse is based upon a breach by the Company or one of its Subsidiaries of a customary representation, warranty or undertaking.

(u)           Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed CSFB as its financial advisor.

5.2.          Representations and Warranties of Acquiror and Merger Sub. Except as set forth in Acquiror’s Reports (other than any exhibits thereto and other than any Current Reports on Form 8-K) or in the corresponding sections or subsections of disclosure schedule delivered to the Company by Acquiror on or prior to entering into this Agreement (the “Acquiror Disclosure Schedule”) (it being agreed that disclosure of any item (i) in any section or subsection of the Acquiror Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure and (ii) in the Acquiror Reports shall be deemed to be adequate disclosure with respect to a representation or warranty only if it is reasonably apparent on the face of such disclosure that it relates to such representation or warranty), Acquiror and Merger Sub each hereby represent and warrant to the Company that:

(a)           Organization, Good Standing and Qualification. Each of Acquiror and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to have an Acquiror Material Adverse Effect (as defined below). Acquiror has made available to the Company complete and correct copies of Acquiror’s certificate of incorporation and by-laws, each as amended to the date hereof, and each as so delivered is in full force and effect. As used in this Agreement, the term “Acquiror Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence (including any breach of a representation or warranty contained herein by Acquiror) that, individually or in the aggregate, is material and adverse to the financial condition, properties, assets, liabilities, business or results of operations of Acquiror and its Subsidiaries taken as a whole or the ability of the Acquiror to perform timely its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement on a timely basis; provided, however, that none of the following, in and of itself or themselves, shall constitute an Acquiror Material Adverse Effect:

(A)          changes in the economy or financial markets generally in the United States or that are the result of acts of war or terrorism;
(B)           changes that are the result of factors generally affecting the industry in which Acquiror and its Subsidiaries operate;
(C)           changes in United States generally accepted accounting principles or in any statute, rule or regulation after the date hereof;
(D)          any loss of, or adverse change in, the relationship of Acquiror with its customers, employees or suppliers proximately caused by the pendency or the announcement of the transactions contemplated by this Agreement; provided that Acquiror shall bear the burden of demonstrating the cause of such loss or change;
(E)           any failure by Acquiror to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, an Acquiror Material Adverse Effect; and

(F)           a decline in the price of the Acquiror Common Stock on the  NASDAQ; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, an Acquiror Material Adverse Effect;

provided, further, that, with respect to clauses (A), (B), and (C), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating only to) Acquiror and its Subsidiaries or (ii) significantly disproportionately adversely affect Acquiror and its Subsidiaries compared to other companies of similar size operating in the principal industry in which Acquiror and its Subsidiaries operate.

(b)           Capitalization of Merger Sub. All of the issued and outstanding membership interests in Merger Sub are, and at the Effective Time will be, owned by Acquiror, and there are (i) no other membership interests or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for membership interests or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any membership interests, voting securities or securities convertible into or exchangeable for capital membership interests or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(c)           Capital Structure of Acquiror. (i)  The authorized capital stock of Acquiror consists of 40,000,000 shares of the Acquiror Common Stock, of which 21,548,973 shares were outstanding as of the close of business on May 23, 2006, and 5,000,000 shares of Preferred Stock no par value (the “Acquiror Preferred Shares”), of which no shares were outstanding as of the close of business on May 23, 2006. All of the outstanding shares of the Acquiror Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Acquiror has no shares of the Acquiror Common Stock reserved for issuance, except that, as of May 23, 2006, there were 6,334,922 shares of the Acquiror Common Stock reserved for issuance pursuant to Acquiror’s Deferred Compensation Plan, 1995 Stock Option Plan, 1995 Executive Stock Option Plan, 1998 Stock Option Plan and 2002 Stock Option Plan. Each of the outstanding shares of capital stock of each of Acquiror’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Acquiror or by a direct or indirect wholly owned Subsidiary of Acquiror, free and clear of any Lien. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Acquiror or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Acquiror or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Acquiror or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Acquiror does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Acquiror on any matter.

(ii)           Section 5.2(c)(ii) of the Acquiror Disclosure Schedule sets forth (x) each of Acquiror’s Subsidiaries and the ownership interest of Acquiror in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary and (y) Acquiror’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by Acquiror or any of its Subsidiaries and consisting of less than 5% of the outstanding capital stock of such company. Acquiror does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Acquiror under the HSR Act.

(d)           Corporate Authority. (i)  Each of Acquiror and Merger Sub has all requisite corporate power and authority and has taken all corporate or, as the case may be, limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to approval of the issuance of the Acquiror Common Stock pursuant to this Agreement by the holders of a majority of shares voting at a stockholders’ meeting duly called and held for such purpose (the “Requisite Acquiror Vote”), and to consummate the Merger. This Agreement has been duly executed and delivered by each of Acquiror and Merger Sub and is a valid and binding agreement of Acquiror and Merger Sub, enforceable against each of Acquiror and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii)           The board of directors of Acquiror has (A) approved this Agreement and the other transactions contemplated hereby and resolved to recommend that the holders of the Acquiror Common Stock vote in favor of the issuance of the Acquiror Common Stock required to be issued pursuant to Article IV (the “Acquiror Recommendation”) and (B) directed that such matter be submitted to the holders of the Acquiror Common Stock for their approval.

(iii)          Prior to the Effective Time, Acquiror will have taken all necessary action to permit it to issue the number of shares of the Acquiror Common Stock required to be issued pursuant to Article IV. The Acquiror Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Acquiror will have any preemptive right of subscription or purchase in respect thereof. The Acquiror Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or “blue sky” laws.

(e)           Governmental Filings; No Violations. (i)  Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) required to be made with NASDAQ, (D) state securities, takeover, and “blue sky” laws and (E) required by HUD and applicable state mortgage banking Governmental Entities with regulatory authority over mortgage banking or settlement services, no notices, reports or other filings are required to be made by Acquiror or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Acquiror or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have an Acquiror Material Adverse Effect.

(ii)           The execution, delivery and performance of this Agreement by Acquiror and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Acquiror and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of Acquiror or any of its Subsidiaries pursuant to, any Contracts binding upon Acquiror or any of its Subsidiaries, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 5.2(e)(i), or any Laws to which Acquiror or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract binding on Acquiror or any of its Subsidiaries, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation acceleration or change that, individually or in the aggregate, is not reasonably likely to have an Acquiror Material Adverse Effect.

(f)            Acquiror Reports; Financial Statements. (i) Acquiror has filed or furnished, as applicable, on a timely basis all forms, statements, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since the Applicable Date (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof including any amendments thereto, the “Acquiror Reports”). Each of the Acquiror Reports, at the time of its filing or being furnished, complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Acquiror Reports.  As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment) the Acquiror Reports did not, and any Acquiror Reports filed or furnished with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)           Acquiror is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither Acquiror nor any of its Affiliates has made, arranged or modified (in any material way) any extension of credit in the form of a personal loan to any executive officer or director of Acquiror.

(iii)          Acquiror maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by Acquiror is recorded and reported on a timely basis to the individuals responsible for the preparation of Acquiror’s filings with the SEC and other public disclosure documents. Acquiror maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of Acquiror, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Acquiror are being made only in accordance with authorizations of management and directors of Acquiror, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Acquiror’s assets that could have a material effect on its financial statements. Acquiror has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to Acquiror’s auditors and the audit committee of Acquiror’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Acquiror’s ability to record, process, summarize and report financial information and has identified for Acquiror’s auditors and audit committee of Acquiror’s board of directors any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Acquiror’s internal control over financial reporting. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Acquiror employees regarding questionable accounting or auditing matters, have been received by Acquiror. No attorney representing Acquiror or any of its Subsidiaries, whether or not employed by Acquiror or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by Acquiror or any of its officers, directors, employees or agents to Acquiror’s chief legal officer, audit committee (or other committee designated for the purpose) of the board of directors or the board of directors pursuant to the rules in adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Acquiror policy contemplating such reporting, including in instances not required by those rules.

(iv)          Each of the consolidated balance sheets included in or incorporated by reference into the Acquiror Reports (including the related notes and schedules) fairly presents, or, in the case of Acquiror Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of Acquiror and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, changes in shareholders’ equity (deficit) and cash flows included in or incorporated by reference into Acquiror Reports (including any related notes and schedules) fairly presents, or in the case of Acquiror Reports filed after the date hereof, will fairly present in all material respects the results of operations, retained earnings (loss) and changes in financial position, as the case may be, such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

(g)           Absence of Certain Changes. Since December 31, 2005 and through the date hereof, Acquiror and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been:

(i)            any change in the financial condition, properties, assets, liabilities, business or results of their operations or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2005) of which Acquiror has Knowledge which, individually or in the aggregate, is reasonably likely to have an Acquiror Material Adverse Effect;

(ii)           any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Acquiror or any of its Subsidiaries, whether or not covered by insurance; or

(iii)          any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of the capital stock of Acquiror, (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to Acquiror or to any wholly owned Subsidiary of Acquiror) or any repurchase, redemption or other acquisition by Acquiror or any of its Subsidiaries of any outstanding shares of capital stock or other securities of Acquiror or any of its Subsidiaries.

(h)           Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have an Acquiror

Material Adverse Effect. Neither Acquiror nor any of its Subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity which is, individually or in the aggregate, reasonably likely to have an Acquiror Material Adverse Effect.

(i)            Employee Benefits.

(i)            All material benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Acquiror and its Subsidiaries and current or former directors of Acquiror, including “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Acquiror Benefit Plans”), other than Multiemployer Plans and Acquiror Benefit Plans maintained outside of the United States, are in substantial compliance with ERISA, the Code and other applicable laws, except where failure to comply would not reasonably be likely to have an Acquiror Material Adverse Effect on Acquiror.

(j)            Compliance with Laws. The businesses of each of Acquiror and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations that, individually or in the aggregate, are not reasonably likely to have an Acquiror Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except with respect to regulatory matters covered by Section 6.5, no investigation or review by any Governmental Entity with respect to Acquiror or any of its Subsidiaries is pending or, to the Knowledge of Acquiror, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have an Acquiror Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Acquiror and its Subsidiaries each has obtained and is in full compliance with all Licenses necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, reasonably be likely to have an Acquiror Material Adverse Effect or prevent or materially burden or materially impair the ability of Acquiror or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(k)           Takeover Statutes. No Takeover Statute or any anti-takeover provision in Acquiror’s certificate of incorporation and by-laws is applicable to the Acquiror Common Stock, the Merger or the other transactions contemplated by this Agreement.

(l)            Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have an Acquiror Material Adverse Effect, Acquiror and its Subsidiaries are in substantial compliance with all applicable Environmental Laws; are not the subject of any pending written notice from any Governmental Entity alleging the violation of any applicable Environmental Laws; are not currently subject to any court order, administrative order or decree arising under any Environmental Law; have not used any of their properties for the disposal of Hazardous Substances; and have not had any emissions or discharges of Hazardous Substances except as permitted under applicable Environmental Laws.

(m)          Tax Matters. As of the date hereof, neither Acquiror nor any of its Affiliates has taken or agreed to take any action, nor does Acquiror have any Knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(n)           Taxes.

(i)            Acquiror and each of its Subsidiaries have timely filed  all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed or granted and have not expired, and all such Tax Returns are complete and accurate in all material respects;

(ii)           Acquiror and each of its Subsidiaries have timely paid all Taxes shown as due on the Tax Returns referred to in Section 5.2(n) except with respect to matters contested in good faith;

(iii)          Acquiror and each of its Subsidiaries have withheld and timely paid to the applicable Tax authority or Governmental Entity with respect to their employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contributions Act (FICA), Taxes pursuant to the Federal Unemployment Tax Act (FUTA) and other Taxes required to be withheld except with respect to matters contested in good faith;

(iv)          Neither Acquiror nor any of its Subsidiaries have any material liability for any unpaid Taxes as of the date of the most recent Acquiror Reports which has not been accrued for or reserved in the financial statements included in such Acquiror Reports;

(v)           There are no Liens for Taxes upon the assets of Acquiror or its Subsidiaries, other than Liens for current Taxes not yet due and payable; and

(vi)          Neither Acquiror nor any Subsidiary has engaged in any transaction:  (A) that is the same as, or substantially similar to, a transaction which is a “reportable transaction” or “listed transaction” as defined in Section 6011 of the Code and the applicable U.S. Treasury Regulations, or (B) of which it has made disclosure to any Tax authority for the purpose of avoiding the imposition of any penalties or additions to Tax.

(o)           Available Funds. Acquiror has or will have available to it all funds necessary to satisfy its obligations hereunder and in connection with the Merger.

(p)           Brokers and Finders. Neither Acquiror nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Acquiror has employed J. P. Morgan Securities, Inc. as its financial advisor.

(q)           Closing Conditions. As of the date hereof, Acquiror does not have Knowledge of any reason why (i) all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis or (ii) any condition to the consummation of the Merger and the other transactions contemplated by this Agreement as set forth in Article VII should not be satisfied on a timely basis.

ARTICLE VI

Covenants

6.1.          Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Acquiror shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement) and except as required by applicable Laws, the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, key employees and business associates and keep available the services of its and its Subsidiaries’ present key employees. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required by this Agreement, (B) as Acquiror may approve in writing (such approval not to be unreasonably withheld or delayed) or (C) as set forth in Section 6.1 of the Company Disclosure Schedule, it will not and will not permit its Subsidiaries to:

(i)            adopt or propose any change in its articles of incorporation or by-laws or other applicable governing instruments;

(ii)           merge or consolidate itself or any of its Subsidiaries with any other Person, except for any such transactions among its wholly owned Subsidiaries, or restructure, reorganize or completely or partially liquidate;

(iii)          acquire any business or Person by merger or consolidation, purchase or lease of all or substantially all assets, or by any other manner, in a single or series of related transactions;

(iv)          issue, sell or deliver, or authorize the issuance, sale or delivery of, any shares of its capital stock or of any of its Subsidiaries (other than the issuance of shares by its wholly owned Subsidiary to it or another of its wholly owned Subsidiaries), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(v)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary or distributions made pursuant to Section 6.1(b));

(vi)          reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (it being understood that the net settlement of Company Awards including any deemed purchase of Shares in connection therewith shall not be covered by this clause (vi));

(vii)         (A) incur any indebtedness for borrowed money, or guarantee such indebtedness of another Person, except pursuant to the existing credit facilities of the Company or its Subsidiaries or the credit facilities contemplated in clause (B) in the ordinary course of business consistent with past practice, (B) enter into new credit facilities other than credit facilities that do not require commitment fees or non-usage fees and are for aggregate borrowings not in excess of $150,000,000, provided that the Company five (5) days prior written notice to Acquiror prior to entry into any such new credit facility, (C) issue or sell any debt securities or other rights to acquire any of its debt securities or of any of its Subsidiaries, or (D) cancel, modify or waive any debts or claims held by the Company or any of its Subsidiaries in an aggregate amount greater than $100,000, other than in connection with foreclosures, loan modifications, reformations or extensions in the ordinary course of business consistent with past practice, provided the Company provides Acquiror with five (5) days’ prior written notice to Acquiror of any such modifications, reformations or extensions;

(viii)        except as contemplated by the Company plan previously provided by the Company to Acquiror, make or authorize any capital expenditure in excess of $200,000 in the aggregate during any 12-month period;

(ix)           enter into any Contract that would have been a material contract as defined in Item 601 of Regulation S-K (a “Material Contract”) had it been entered into prior to the date hereof, except as otherwise specifically permitted in this Section 6.1(a);

(x)            make any material changes with respect to accounting policies or procedures, except as required by changes in applicable generally accepted accounting principles;

(xi)           settle any litigation or other proceedings before a Governmental Entity, other than settlements involving payments that are not individually in excess of $100,000 or in the aggregate in excess of $500,000 and which are not reasonably likely to establish an adverse precedent or basis for subsequent settlements, provided the Company provides five (5) days prior written notice to Acquiror of any such proposed settlement;

(xii)          amend, modify or terminate any Material Contract, except as otherwise specifically permitted in this Section 6.1(a);

(xiii)         make any material Tax election;

(xiv)        transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any of its material assets, product lines or businesses or of its Subsidiaries, including capital stock of any of its Subsidiaries, except any such transactions among it and its wholly owned Subsidiaries and except for Liens pursuant to the Company’s or any of its Subsidiaries’ existing lines of credit or the sale of mortgages in the ordinary course of business consistent with past practice;

(xv)         except as required pursuant to agreements or policies and procedures in effect prior to the date of this Agreement, or as otherwise required by applicable Law, (1) provide any severance or termination payments to any of its directors, officers or employees or of any of its Subsidiaries, (2) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any of its directors, officers or employees or of any of its Subsidiaries, except for increases in base salary in the ordinary course of business consistent with past practice for any individual who has a base salary that is less than or equal to $100,000 or (3) establish, adopt, amend or terminate any of its benefit plans, except in each case in the ordinary course of business consistent with past practice, or amend the terms of any outstanding equity-based awards; provided, however, that the Company and its Subsidiaries shall be permitted to amend their respective Benefit Plans to comply with section 409A of the Code, but only to the extent that such amendments shall not accelerate the payment of, or increase the underlying benefits provided under, such Benefit Plans;

(xvi)        take any action or omit to take any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

(xvii)       agree, authorize or commit to do any of the foregoing.

(b)           Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, the Company shall declare and pay one or more dividends to its stockholders distributing cash in an amount equal to the Company’s estimated “real estate investment trust taxable income” (as such term is used in Section 857 of the Code and reflecting any dividends previously paid during the tax year that would be expected to give rise to a dividends paid deduction for such tax year, but before reduction for the dividend contemplated by this Section 6.1(b)) for the tax year of the Company ending with the Merger, plus any other amounts required to be distributed in order for the Company to qualify as a REIT for such year and to avoid to the extent reasonably possible the incurrence of income or excise tax by the Company.

(c)           Prior to making any written or oral communications to any of the directors, officers or employees of the Company or its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company and Acquiror shall provide each other with a copy of the intended communication, the receiving party shall have a reasonable period of time to review and comment on the communication, and the parties hereto shall cooperate in providing any such mutually agreeable communication.

(d)           Acquiror covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement) and except as required by applicable Laws, the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, key employees and business associates and keep available the services of its and its Subsidiaries’ present key employees. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required by this Agreement, (B) as the Company may approve in writing (such approval not to be unreasonably withheld or delayed) or (C) as set forth in Section 6.1 of the Acquiror Disclosure Schedule, it will not and will not permit its Subsidiaries to:

(i)            adopt or propose any change in its certificate of incorporation or by-laws or other applicable governing instruments;

(ii)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary and any dividends payable by Acquiror’s real estate investment trust on its outstanding 9.75% Series A Perpetual Cumulative Preferred Stock in accordance with the terms of the charter documents governing such securities);

(iii)          take any action or omit to take any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

(iv)          agree, authorize or commit to do any of the foregoing.

6.2.          Acquisition Proposals.

(a)           No Solicitation or Negotiation. The Company agrees that, except as expressly permitted by this Section 6.2, neither it nor any of its Subsidiaries nor any of the officers, directors or employees of it or its Subsidiaries shall, and that it shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:

(i)            initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below);

(ii)           engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal; or

(iii)          otherwise facilitate knowingly any effort or attempt to make an Acquisition Proposal.

Notwithstanding anything in the foregoing to the contrary, the Company may (A) provide information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company receives from the Person so requesting such information an executed confidentiality agreement on terms not less restrictive to the other party than those contained in the Confidentiality Agreement (as defined in Section 9.7) (it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal) and reasonably promptly discloses any such information to Acquiror to the extent not previously provided to Acquiror; (B) engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal; or (C) after having complied with Section 6.2(c), approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (x) prior to taking any action described in clause (A), (B) or (C) above, the board of directors of the Company determines in good faith after consultation with outside legal counsel that failure to take such action, in light of the Acquisition Proposal and the terms of this Agreement, would be inconsistent with the directors’ fiduciary duties under applicable Law, and (y) in each such case referred to in clause (A) or (B) above, the board of directors of the Company has determined in good faith based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal; and (z) in the case referred to in clause (C) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal.

(b)           Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any written proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of its Significant Subsidiaries and (ii) any written proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the total voting power or of any class of equity securities of the Company, or those of any of its Significant Subsidiaries, or 20% or more of the consolidated total assets (including equity securities of its Significant Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means an unsolicited bona fide Acquisition Proposal involving more than 50% of the assets (on a consolidated basis) or total voting power of the equity securities of the Company that its board of directors has determined in its good faith judgment (after consultation with reputable outside financial advisors and legal counsel experience in such matters) is reasonably likely to be consummated (taking into account the financing terms of any such proposal) and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by Section 6.2(c) of this Agreement).

(c)           No Change in Recommendation or Alternative Acquisition Agreement. The board of directors of the Company and each committee thereof shall not:

(i)            withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Acquiror, the Company Recommendation with respect to the Merger; or

(ii)           except as expressly permitted by, and after compliance with, Section 8.3(a) hereof, cause or permit the Company to enter into a definitive agreement (other than a confidentiality agreement referred to in Section 6.2(a) entered into in compliance with Section 6.2(a)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Company Vote is obtained, the board of directors of the Company may withhold, withdraw or modify the Company Recommendation or approve, recommend or otherwise declare advisable any Superior Proposal made after the date hereof that was not solicited, initiated, encouraged or knowingly facilitated in breach of this Agreement, if the board of directors of the Company determines in good faith, after consultation with reputable outside counsel experienced in such matters, that failure to do so would be inconsistent with its fiduciary obligations under applicable law (a “Change of Recommendation”). In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, the Company board of directors shall take into account any changes to the terms of this Agreement proposed by Acquiror. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.2.

(d)           Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal.

(e)           Existing Discussions. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

(f)            Notice. the Company agrees that it will promptly (and, in any event, within 24 hours) notify Acquiror if any Acquisition Proposal is received by it or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Acquiror informed, on a reasonably current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

6.3.          Information Supplied. (a)  The Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement (as defined below), and Acquiror shall prepare and file with the SEC the Registration Statement on Form S-4 to be filed with the SEC by Acquiror in connection with the issuance of shares of the Acquiror Common Stock in the Merger (including the joint proxy statement and prospectus (the “Prospectus/ Proxy Statement”) constituting a part thereof) (the “S-4 Registration Statement”) as promptly as practicable. Acquiror shall use its commercially reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter Acquiror and the Company shall mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Acquiror. Acquiror shall also use its commercially reasonable efforts to satisfy prior to the effective date of the S-4 Registration Statement all necessary state securities law or “blue sky” notice requirements in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

(b)           The Company and Acquiror each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its

Subsidiaries for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Acquiror to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and Acquiror will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

(c)           At or prior to the filing of the S-4 Registration Statement, Acquiror and the Company will execute and deliver to Sullivan & Cromwell LLP and to DLAPRGC tax representation letters in customary form and as reasonably requested by Sullivan & Cromwell LLP and DLAPRGC (collectively, the “Tax Representation Letters”). Acquiror, Merger Sub and the Company shall each confirm to Sullivan & Cromwell LLP and DLAPRGC the accuracy and completeness as of the Effective Time of the Tax Representation Letters. Following delivery of the Tax Representation Letters, Acquiror will use commercially reasonable efforts to cause DLAPRGC to deliver to it, and the Company will use commercially reasonable efforts to cause Sullivan & Cromwell LLP to deliver to it, a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the Tax Representation Letters.

6.4.          Stockholders Meetings. Subject to fiduciary obligations under applicable Law, the Company will take, in accordance with applicable Law and its Charter and Bylaws, all action necessary to convene a meeting of holders of Shares (the “Company Stockholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the Merger and to cause such vote to be taken. Acquiror will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of the Acquiror Common Stock (the “Acquiror Stockholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the issuance of the Acquiror Common Stock in the Merger and to cause such vote to be taken. Subject in the case of the Company to Section 6.2 hereof, each of the Company’s and Acquiror’s board of directors shall recommend such adoption or approval, as the case may be, and shall take all lawful action to solicit such approval. The Company and Acquiror shall cooperate to schedule and convene such stockholders meetings on the same date.

6.5.          Filings; Other Actions; Notification. (a)  The Company and Acquiror each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(b)           Subject to the terms and conditions set forth in this Agreement, the Company and Acquiror shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. The Company and Acquiror will each request early termination of the waiting period with respect to the Merger under the HSR Act. Subject to applicable Laws relating to the exchange of information, Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Acquiror or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement  (including the Prospectus/Proxy Statement). In exercising the foregoing rights, each of the Company and Acquiror shall act reasonably and as promptly as practicable.

(c)           Subject to applicable Law and the instructions of any Governmental Entity, the Company and Acquiror each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated, including promptly furnishing the other with copies of notices or other communications received by Acquiror or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company and Acquiror each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or an Acquiror Material Adverse Effect, respectively or of any failure to the other party’s conditions to effect the Merger.

6.6.          Taxation. Neither Acquiror nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

6.7.          Access. Subject to applicable Law, upon reasonable notice, the Company and Acquiror each shall (and shall cause its Subsidiaries to) afford the other’s Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by the Company, Acquiror or Merger Sub herein; provided, further, that the access afforded and information required to be provided to the Company by Acquiror shall be no greater in scope and amount than that provided to the Company by Acquiror or its Representatives prior to entering into this Agreement; and provided, further, that the foregoing shall not require the Company or Acquiror (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Acquiror, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Acquiror, as the case may be, shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or Acquiror, as the case may be, or any of its Subsidiaries. All requests for information made pursuant to this Section 6.7 shall be directed to the executive officer or other Person designated by the Company or Acquiror, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

6.8.          Affiliates. Prior to the Effective Time, the Company shall deliver to Acquiror a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Company Stockholders Meeting, “affiliates” of the Company within the meaning of Rule 145 under the Securities Act. There shall be added to such list the names and addresses of any other Person subsequently identified by either Acquiror or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Acquiror shall be on the final list of affiliates of the Company if Acquiror shall receive from the Company, on or before the date of the Company Stockholders Meeting, an opinion of counsel reasonably satisfactory to Acquiror to the effect that such Person is not such an affiliate. The Company shall exercise its commercially reasonable efforts to deliver or cause to be delivered to Acquiror, prior to the date of the Company Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-1 (the “Affiliates Letter”).

6.9.          Stock Exchange Listing. Acquiror shall use its commercially reasonable efforts to cause the shares of the Acquiror Common Stock to be issued in the Merger to be approved for quotation on NASDAQ prior to the Closing Date.

6.10.        Publicity. The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Acquiror each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Government Antitrust Entity.

6.11.        Employee Benefits. (a) Acquiror agrees that, during the period commencing at the Effective Time and ending on the second anniversary thereof, the employees of the Company and its Subsidiaries will be provided with compensation (including base salary, bonus and other incentive compensation) and pension and welfare benefits and perquisites that are no less favorable in the aggregate than those provided by Acquiror and its Subsidiaries to similarly situated employees. Acquiror will cause any employee benefit plans which the employees of the Company and its Subsidiaries are entitled to participate in to take into account for purposes of eligibility, vesting and benefit accrual thereunder, service by employees of the Company and its Subsidiaries as if such service were with Acquiror, to the same extent such service was credited under a comparable plan of the Company (except to the extent it would result in a duplication of benefits). Acquiror shall, and shall cause the Surviving Company and any successor thereto to, honor, fulfill and discharge the Company’s and its Subsidiaries’ obligations to current and former employees under the Company Benefit Plans and all employee severance plans (or policies) in existence on the date hereof and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the date hereof. Notwithstanding the foregoing, nothing contained herein shall obligate Acquiror, the Surviving Company or any of their Affiliates to (i) maintain any particular benefit plan or (ii) retain the employment of any particular employee. The Company agrees that it will not, on or prior to the Closing Date, terminate H. James Fullen or Michael J. Matthews without the consent of Acquiror (such consent not to be unreasonably withheld or delayed) or take any action that would entitle such employee to terminate his employment for Good Reason (as defined in the Company’s Amended and Restated Executive Severance Plan as in effect on the date hereof (the “Executive Severance Plan”)).

(b)           In addition, and without limiting the generality of the foregoing:  (i) at the Effective Time, the employees of the Company and its Subsidiaries immediately shall be eligible to participate, without any waiting time, in any and all employee benefit plans of Acquiror to the extent coverage under such plan replaces coverage under a similar or comparable employee benefit plan, program, policy or arrangement in which such employees participated immediately before the Effective Time and to the extent the terms of such arrangement so permit or can be amended by reasonable best efforts so to permit; (ii) for purposes of each plan providing welfare benefits Acquiror shall use its reasonable best efforts to cause all pre-existing condition exclusions of such plan to be waived for employees of the Company and its Subsidiaries and their covered dependents to the extent such pre-existing condition exclusions were inapplicable to or had been satisfied by such employee and their covered dependants immediately prior to the Effective Time under the relevant employee benefit plan, program, policy or arrangement; and (iii) Acquiror shall cause the Surviving Company and any successor thereto to give full credit for deductibles satisfied under the Company’s and its Subsidiaries’ benefit plans with respect to the current plan year toward any deductibles for the remainder of the plan year during which the Closing occurs.

(c)           If requested by Acquiror pursuant to a written notice to the Company no later than fifteen (15) calendar days prior to the Closing Date, the Company shall cause each Company Pension Plan that includes a Code Section 401(k) arrangement (each, a “Company 401(k) Plan”) to be terminated immediately prior to the Closing Date. No later than five (5) business days prior to the Closing Date, the Company shall provide Acquiror with evidence that such 401(k) Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company. The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan(s) as Acquiror may reasonably request. In the event that termination of a Company 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Acquiror no later than thirty (30) calendar days prior to the Closing Date.

(d)           Notwithstanding the provisions of the Executive Severance Plan, if any employee listed in Section 6.1(a) of the Company Disclosure Schedule (i) is offered employment with Acquiror or the Surviving Company for a period of 180 days or less following the Closing Date and (ii) would otherwise have been entitled to a severance payment pursuant to Section 4.1(b) of the Executive Severance Plan (the “Payment”), then such employee shall be entitled to the Payment upon termination of employment with Acquiror or the Surviving Company, as applicable.

6.12.        Election to Acquiror’s Board of Directors. Effective as of the Effective Time, Acquiror shall cause (a) the size of its board of directors to be increased by two seats effective at the Effective Time and (b) A. Jay Meyerson and one other person who is a current director of the Company, to be named and approved by Acquiror’s nominating and governance committee acting in good faith, to be appointed to the board of directors of Acquiror.

6.13.        Expenses. The Surviving Company shall pay all charges and expenses, including those of the Exchange Agent, in connection with the payment of the Merger Consideration, and Acquiror shall reimburse the Surviving Company for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Acquiror and the Company.

6.14.        Indemnification; Directors’ and Officers’ Insurance. (a)  From and after the Effective Time, each of Acquiror and the Surviving Company agrees that it will indemnify and hold harmless, to the fullest extent permitted under applicable law (and Acquiror and the Surviving Company shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity) determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the transactions contemplated by this Agreement.

(b)           Prior to the Effective Time, the Company shall and if the Company is unable to, Acquiror shall cause the Surviving Company as of the Effective Time to obtain “tail” insurance policies with a claims period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Company for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall, and Acquiror shall cause the Surviving Company to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Company shall, and Acquiror shall cause the Surviving Company to, use commercially reasonable efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof), provided, however, that in no event shall Acquiror or the Surviving Company be required to expend for such policies an annual premium amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)           If Acquiror or the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Acquiror or the Surviving Company shall assume all of the obligations set forth in this Section 6.14.

(d)           The provisions of this Section 6.14 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)           The rights of the Indemnified Parties under this Section 6.14 shall be in addition to any rights such Indemnified Parties may have under the Charter and Bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.

6.15.        Other Actions by the Company and Acquiror.

(a)           Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Acquiror and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that, if lawful to permit such transactions under such Takeover Statute, such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

(b)           Section 16 Matters. The board of directors of the Company and Acquiror shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt (i) the conversion of Shares into the Merger Consideration and (ii) the acquisition of the Acquiror Common Stock pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of the Company who may become an officer or director of Acquiror subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, (i) the board of directors of the Company shall adopt resolutions that specify (A) the name of each individual whose disposition of Shares (including Shares issuable with respect to Company Awards) is to be exempted, (B) the number of Shares (including Shares issuable with respect to Company Awards) to be disposed of by each such individual and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act and (ii) the board of directors of Acquiror shall adopt resolutions that specify (A) the name of each individual whose acquisition of shares of the Acquiror Common Stock is to be exempted, (B) the number of shares of the Acquiror Common Stock to be acquired by each such individual and (C) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange

Act under Rule 16b-3(d) of the Exchange Act. Acquiror and the Company shall provide to counsel of the other party for its review copies of such resolutions to be adopted by the respective boards of directors prior to such adoption and the Company shall provide Acquiror with such information as shall be reasonably necessary for Acquiror’s board of directors to set forth the information required in the resolutions of Acquiror’s board of directors.

ARTICLE VII

Conditions

7.1.          Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)           Stockholder Approval. The Merger shall have been duly approved by holders of Shares constituting the Requisite Company Vote, and the issuance of the Acquiror Common Stock pursuant to the Merger shall have been duly approved by the holders of the Acquiror Common Stock constituting the Requisite Acquiror Vote.

(b)           NASDAQ Listing. The shares of the Acquiror Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on NASDAQ upon official notice of issuance.

(c)           Governmental and Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. Other than the filing of the Maryland Articles of Merger, all consents and approvals of, and filings with and notices to, any Governmental Entity required in connection with the Merger (“Governmental Consents”) shall have been made or obtained (as the case may be) except those that the failure to make or obtain, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their Affiliates would be subject to the risk of criminal sanctions.

(d)           Injunctions or Restraints. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an “Order”). No proceeding by any Governmental Entity seeking an injunction restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement shall be pending.

(e)           S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

7.2.          Conditions to Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Acquiror at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties. (i)  The representations and warranties of the Company set forth in this Agreement that are qualified by reference to Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by reference to Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; and (iii) Acquiror shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company to the effect that such executive officer has read this Section 7.2(a) and the conditions set forth in this Section 7.2(a) have been satisfied.

(b)           Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Acquiror shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)           No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstances or development that has had, or is reasonably likely to have, a Company Material Adverse Effect.

(d)           Tax Opinion. Acquiror shall have received the opinion of DLAPRGC, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The parties agree that, in rendering such opinion, DLAPRGC may rely upon the representations contained in the Tax Representation Letters.

(e)           REIT Opinion. The Company shall have received the opinion of Sullivan & Cromwell LLP, dated the Closing Date, to the effect that, beginning in the taxable year ended December 31, 2004, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and the Company’s method of operations has enabled the Company to satisfy the requirements for qualification as a REIT for taxable years ending on or prior to the Closing Date. In rendering such opinion, Sullivan & Cromwell LLP may rely on customary assumptions, qualifications and representations as to factual matters. Such opinion may be conditioned on representations made by the Company’s management regarding its organization, assets, sources of gross income and other matters related to the conduct of the Company’s business operations. Such opinion shall provide that it may be relied upon by the Company and its successors and assigns.

(f)            Affiliates Letters. Acquiror shall have received from each current director and executive officer of the Company and from Specialty Finance Partners an Affiliates Letter.

(g)           Governmental Consents. All Governmental Consents that have been obtained shall have been obtained without (i) imposing any term or condition the acceptance of which would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect; (ii) imposing limitations on the ability of Acquiror or its affiliates to combine and operate the business and assets of the Company that would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect; or (iii) requiring divestiture by Acquiror of any material portion of the business, assets or property of the Company or of Acquiror (provided that, for the purposes of this Section 7.2(g), the definition of Company Material Adverse Effect shall be deemed to cover the operation of the business of the Company and its Subsidiaries in addition to financial condition, properties, assets, liabilities, business and results of operations).

(h)           Company Third-Party Consents. The Company shall have obtained the consent or approval of each Person required under any Contract in order to consummate the transactions contemplated by this Agreement, except for those the failure of which to obtain, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect (provided that for these purposes, the definition of Company Material Adverse Effect shall be deemed to cover the operation of the business of the Company and its Subsidiaries in addition to financial condition, properties, assets, liabilities, business and results of operations).

(i)            401(k) Plan Termination. If Acquiror shall have provided the written notice contemplated by Section 6.11(c), the Board of Directors of the Company shall have adopted the resolutions contemplated by Section 6.11(c).

(j)            FIRPTA Matters. At the Closing, the Company shall deliver to Acquiror: (a) a statement (in such form as may be reasonably requested by counsel to Acquiror) conforming to the requirements of Section 1.897-2(h)(l)(i) of the United States Treasury Regulations; and (b) the notification to the IRS required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

(k)           REIT Subsidiary Formation. Not less than two days prior to the Closing Date, the Company shall have contributed or caused to be contributed all “ownership certificates” in securitization trusts owned directly by the Company and all other assets owned directly by the Company and direct liabilities of the Company (other than stock in a “taxable REIT subsidiary” of the Company as defined in Section 856(l) of the Code or stock in an existing “qualified REIT subsidiary” (“QRS”) as defined in Section 856(i) of the Code) to a single newly formed Delaware corporation that shall be a QRS, and the Company shall have caused such QRS to issue 100% of its issued and outstanding capital stock to the Company.

7.3.          Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties. (i) The representations and warranties of Acquiror set forth in this Agreement that are qualified by reference to Acquiror Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of Acquiror set forth in this Agreement that are not qualified by reference to Acquiror Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of Acquiror are not so true and correct unless the failure of such representations and warranties of Acquiror to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have an Acquiror Material Adverse Effect; and (iii) the Company shall have received at the Closing a certificate signed on behalf of Acquiror an executive officer of Acquiror to the effect that such executive officer has read this Section 7.3(a) and the conditions set forth in this Section 7.3(a) have been satisfied.

(b)           Performance of Obligations of Acquiror and Merger Sub. Each of Acquiror and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Acquiror and Merger Sub by an executive officer of Acquiror to such effect.

(c)           Tax Opinion. The Company shall have received the opinion of Sullivan & Cromwell LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The parties agree that, in rendering such opinion, Sullivan & Cromwell LLP may rely upon the representations contained in the Tax Representation Letters.

(d)           No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstances or development that has had, or is reasonably likely to have, an Acquiror Material Adverse Effect.

ARTICLE VIII

Termination

8.1.          Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Acquiror referred to in Section 7.1(a), by mutual written consent of the Company and Acquiror by action of their respective boards of directors.

8.2.          Termination by Either Acquiror or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Acquiror or the Company if (i) the Merger shall not have been consummated by December 15, 2006, whether such date is before or after the date of approval by the stockholders of the Company or Acquiror (the “Termination Date”); provided that if the sole reason the Merger has not been consummated at such time is the failure to satisfy the condition set forth in Section 7.1(c), the Termination Date shall be extended to the earlier of (A) the date that is two business days after the satisfaction of such condition, and (B) February 1, 2007, (ii) approval of the Merger by the stockholders of the Company shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof, (iii) approval of Acquiror’s stockholders as specified in Section 7.1(a) shall not have been obtained at the Acquiror Stockholders Meeting or at any adjournment or postponement thereof or (iv) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Acquiror); provided that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.

8.3.          Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by action of the board of directors of the Company:

(a)           at any time prior to the time the Requisite Company Vote is obtained, if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and the Company notifies Acquiror in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Acquiror does not make, within three business days of receipt of the Company’s written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the board of directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (iv) the Company prior to such termination pays to Acquiror in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees (x) that it will not enter into the binding agreement referred to in clause (ii) above until at least the fourth business day after it has provided the notice to Acquiror required thereby, (y) to notify Acquiror promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification and (z) during such three day period, to negotiate in good faith with Acquiror with respect to any revisions to the terms of the transaction contemplated by this Agreement proposed by Acquiror in response to a Superior Proposal, if any; or

(b)           at any time prior to the Effective Time, whether before or after the approval by the stockholders of the Company referred to in Section 7.1(a), if there has been a breach of any representation, warranty, covenant or agreement made by Acquiror or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Acquiror.

8.4.          Termination by Acquiror. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Acquiror referred to in Section 7.1(a), by action of the board of directors of Acquiror:

(a)           if (i) (A) the board of directors of the Company shall have made a Change of Recommendation, (B) the Company shall have failed to take a vote of stockholders on the Merger prior to the Termination Date or (C) at any time after the end of ten business days following receipt of an Acquisition Proposal, the Company board of directors shall have failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from Acquiror, or (D) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been publicly disclosed (other than by Acquiror or an Affiliate of Acquiror) and the Company board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, the Company board of directors fails to recommend against acceptance of such offer, or (ii) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Acquiror to the Company.

8.5.          Effect of Termination and Abandonment. (a)  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) except as otherwise specified herein, no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from the willful material breach of this Agreement and (ii) the provisions set forth in the second sentence of Section 9.1 shall survive termination of this Agreement.

(b)           In the event that (i) a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification at least ten business days prior to the date of the Company Stockholders Meeting) and thereafter this Agreement is terminated (A) by either Acquiror or the Company pursuant to Section 8.2(ii) or (B) by Acquiror pursuant to Section 8.4(a)(ii) as a result of a willful breach by the Company of its covenants hereunder and provided that approval of the Merger by the stockholders of the Company shall not theretofore have been obtained, (ii) this Agreement is terminated by the Company pursuant to Section 8.3(a) (other than as a result of the occurrence of an Acquiror Material Adverse Effect) or (iii) this Agreement is terminated by Acquiror pursuant to Section 8.4(a)(i), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Acquiror a termination fee of $10,000,000 (the “Termination Fee”) (provided, however, that the Termination Fee to be paid pursuant to clause (iv) of Section 8.3(a) shall be paid as set forth in such section); provided, however, that no Termination Fee shall be payable to Acquiror pursuant to clause (i) or (iii) of this paragraph (b) unless and until within 12 months of such termination the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated, an Acquisition Proposal (substituting “50%” for “20%” in the definition thereof) in which the per share consideration payable thereunder with respect to the Shares shall equal or exceed $6.00 (or $5.00 in the event of a termination contemplated by Section 8.5(b)(i)(B)) (in the event the consideration payable for Shares in any such Acquisition Proposal consists of securities of another Person, the value of such securities for purposes of this Section 8.5(b) shall be the closing price of such securities on the principal national securities exchange or interdealer quotation system on which such securities are listed or quoted, as the case may be, on the last trading day preceding the date on which the Company enters into the applicable Alternative Acquisition Agreement). The Company’s payment shall be the sole and exclusive remedy of Acquiror and Merger Sub for damages against the Company and any of its Subsidiaries and their respective Representatives with respect to the breach of any covenant or agreement giving rise to such payment. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquiror and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Acquiror or Merger Sub commences a suit that results in a judgment against the Company for the fee set forth in this Section 8.5(b) or any portion of such fee, the Company shall pay to Acquiror or Merger Sub its costs and expenses (including attorneys’ fees) in connection with such suit.

ARTICLE IX

Miscellaneous and General

9.1.          Survival. The representations, warranties, covenants and agreements contained in this Agreement shall not survive the Merger but shall terminate at the Effective Time; provided, however, that this Section 9.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time. This Article IX, the agreements of the Company, Acquiror and Merger Sub contained in Section 6.13 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement.

9.2.          Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented in writing by the parties hereto, by action of the board of directors of the respective parties.

9.3.          Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

9.4.          Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

9.5.          Governing Law; Waiver of Jury Trial; Specific Performance. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York (except to the extent to which, under the internal affairs doctrine as applied under New York Law, Maryland Law applies by reason of being the Law of the Company’s state of incorporation) without regard to any applicable principles of conflicts of law. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of such party in the negotiation, administration, performance and enforcement thereof. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

9.6.          Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

if to Acquiror or Merger Sub
15090 Avenue of Science,
San Diego, CA 92128.
Attention:  Stuart D. Marvin
fax:  (858) 676-2170

with a copy to Cameron Jay Rains, Esq.
DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, CA  92121
Fax:  (858) 677-1401.

if to the Company

350 South Grand Avenue,
Los Angeles, CA 90071.
Attention:  John F. Madden
fax:  (213) 210-4535

with a copy to Francis J. Aquila, Esq. and Patrick S. Brown, Esq.,
Sullivan & Cromwell LLP,
125 Broad Street, New York, New York 10004
fax:  (212) 558-3588.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

9.7.          Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Acquiror Disclosure Schedule and the Confidentiality Agreement, dated January 13, 2006, between Acquiror and the Company (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER ACQUIROR AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.8.          No Third-Party Beneficiaries. Except as provided in Section 6.14 (Indemnification; Directors’ and Officers’ Insurance), Acquiror and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third-party beneficiaries under Section 6.14 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.9.          Obligations of Acquiror and of the Company. Whenever this Agreement requires a Subsidiary of Acquiror to take any action, such requirement shall be deemed to include an undertaking on the part of Acquiror to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action.

9.10.        Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

9.11.        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.12.        Interpretation; Construction. (a)  The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)           The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c)           Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

9.13.        Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Acquiror may designate, by written notice to the Company, another wholly owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation; provided that any such designation shall not materially impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

Aames Investment Corp.

By
Name:
Title:

Accredited Home Lenders Holding Co.

By
Name:
Title:

AHL Acquisition, LLC

By
Name:
Title:

ANNEX A

DEFINED TERMS

Terms	Section
Acquiror	Preamble
Acquiror Benefit Plans	5.2(i)(i)
Acquiror Common Stock	4.1(a)
Acquiror Disclosure Schedule	5.2
Acquiror Material Adverse Effect	5.2(a)
Acquiror Preferred Shares	5.2(c)(i)
Acquiror Recommendation	5.2(d)(ii)
Acquiror Reports	5.2(f)(i)
Acquiror Stockholders Meeting	6.4
Acquiror Voting Agreement	Recitals
Acquisition Proposal	6.2(b)
Affiliates	5.1(e)(ii)
Affiliates Letter	6.8
Agency	5.1(t)(i)
Aggregate Consideration	4.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(c)(ii)
Applicable Date	5.1(e)(i)
Applicable Requirements	5.1(t)(i)
Articles of Organization	2.1
Bankruptcy and Equity Exception	5.1(c)(i)
business day	1.2
Articles of Organization	2.2
Cash Consideration	4.1(a)
Cash Election	4.2(b)(ii)
Cash Election Number	4.2(a)
Cash Election Shares	4.2(b)(v)
Cash Pool	4.2
Certificate	4.1(a)
Change of Recommendation	6.2(c)(ii)
Closing	1.2
Closing Date	1.2
Code	Recitals
Company	Preamble
Company 401(k) Plan	6.11(c)
Company Awards	4.5(a)
Company Benefit Plans	5.1(h)(i)
Company Disclosure Schedule	5.1
Company ERISA Affiliate	5.1(h)(iii)

Company ERISA Plan	5.1(h)(ii)
Company Leases	5.1(q)(iii)
Company Material Adverse Effect	5.1(a)(ii)
Company Non-U.S. Benefit Plans	5.1(h)(i)
Company Pension Plan	5.1(h)(ii)
Company Real Property	5.1(q)(iii)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Stockholders Meeting	6.4
Company U.S. Benefit Plans	5.1(h)(ii)
Company Voting Agreement	Recitals
Confidentiality Agreement	9.7
Constituent Entities	Preamble
Contract	5.1(d)(ii)
Costs	6.14(a)
D&O Insurance	6.14(b)
DLAPRGC	1.2
Effective Time	1.3
Election Deadline	4.2(b)(iii)
Employees	5.1(h)(i)
Environmental Law	5.1(m)
ERISA	5.1(h)(i)
Exchange Act	5.1(b)(i)
Exchange Agent	4.2(b)(i)
Exchange Fund	4.2(b)(i)
Exchange Ratio	4.1(a)
Excluded Shares	4.1(a)
Executive Severance Plan	6.11(a)
Foreclosure	5.1(t)(i)
Form of Election	4.2(b)(iii)
GAAP	5.1(e)(iv)
Governmental Consents	7.1(c)
Governmental Entity	5.1(d)(i)
Hazardous Substance	5.1(m)
HSR Act	5.1(b)(ii)
HUD	5.1(t)(i)
Indemnified Parties	6.14(a)
Insurer	5.1(t)(i)
Intellectual Property	5.1(p)(iv)
Investor	5.1(t)(i)
Investor Agreement	5.1(t)(i)
IRS	5.1(h)(ii)
IT Assets	5.1(p)(iv)
Knowledge	5.1(f)
Laws	5.1(k)

Lien	5.1(b)(i)
Maryland Articles of Merger	1.3
Material Contract	6.1(a)(ix)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble
MGCL	1.1
Multiemployer Plan	5.1(h)(ii)
Non-Election	4.2(b)(ii)
Non-Election Shares	4.2(b)(ii)
Order	7.1(d)
Operating Agreement	2.2
Payment	6.11(d)
PBGC	5.1(h)(iii)
Person	4.2(f)
Prospectus/Proxy Statement	6.3(a)
QRS	7.2(k)
REIT	5.1(o)(x)
REIT Subsidiary	7.2(j)
Representatives	6.2(a)
Requisite Company Vote	5.1(c)(i)
Requisite Acquiror Vote	5.2(d)(i)
S-4 Registration Statement	6.3(a)
Sarbanes-Oxley Act	5.1(e)(i)
SEC	4.5(b)
Securities Act	4.5(b)
Shares	4.1(a)
Significant Subsidiary	5.1(b)(i)
Stock Consideration	4.1(a)
Stock Election	4.2(b)(ii)
Stock Election Number	4.2(a)(ii)
Stock Election Shares	4.2(b)(v)
Stock Plan	5.1(b)(i)
Subsidiary	5.1(a)(i)
Superior Proposal	6.2(b)
Surviving Company	1.1
Takeover Statute	5.1(l)(L)
Tax Affiliates	5.2(n)
Taxes	5.1(o)
Tax Representation Letter	6.3(c)
Tax Return	5.1(o)
Termination Date	8.2(i)
Termination Fee	8.5(b)
Trade Secrets	5.1(p)(iv)